Exhibit 99.1

Stratasys Reports Record Third Quarter Financial Results
Tuesday October 31, 7:30 am ET

Company Reaffirms Earnings Guidance for 2006

MINNEAPOLIS--(BUSINESS WIRE)--Stratasys, Inc. (Nasdaq:SSYS - News) today announced record third quarter financial results.

Revenues rose 28% to $25.1 million for the third quarter ended September 30, 2006 over the $19.7 million reported in the same quarter of the previous year. Non-GAAP net income was $2.8 million in the third quarter, or $0.27 per share, which excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R. This expense, net of tax, amounted to approximately $227,000, or $0.02 per share, in the third quarter of fiscal 2006.

GAAP net income was $2.6 million in the third quarter, or $0.25 per share. This compares to net income of $2.2 million, or $0.20 per share, for the third quarter of 2005. Stock-based compensation expenses were not included in the 2005 third quarter financial results. Total system shipments increased 25% to 383 units for the third quarter of 2006 compared with 306 units for the same period in 2005.

Revenues rose 25% to $74.1 million for the nine months ended September 30, 2006 over the $59.3 million reported in the same period of the previous year. Non-GAAP net income was $8.3 million in the nine-month period, or $0.80 per share, which excludes the impact of stock-based compensation expense required under SFAS 123R. This expense, net of tax, amounted to approximately $763,000, or $0.07 per share, for the nine-month period.

GAAP net income was $7.5 million in the nine-month period, or $0.73 per share, compared to net income of $7.5 million, or $0.69 per share for the same period in 2005. Stock-based compensation expenses were not included in the 2005 nine-month financial results. Total system shipments increased 40% to 1,313 units for the nine-month period compared with 935 units for the same period in 2005.

The reconciliation between non-GAAP and GAAP financial performance is provided in a table at the end of this press release.

“The strong revenue and profit growth we generated during the third quarter reflects the successful implementation of our core strategy, which includes significant recurring revenue streams generated from an expanding base of rapid prototyping and 3D printing systems,” said Scott Crump, chairman and chief executive officer of Stratasys. “These recurring revenue components, system consumables and maintenance, each achieved record performances for the fifth consecutive quarter.

“Throughout this year, our earnings growth has improved steadily, which highlights the positive impact of our growing installed base of systems and the highly-profitable recurring revenue components. We recently announced that Dell had received the installation of our 6,000th system worldwide. Notably, almost half of our system installations have occurred within the past two years.

“The 3D printing business continues to perform above plan, as demand for the new Dimension 1200 line, introduced in April, is exceeding our expectations. In addition, we recently expanded our market reach for Dimension by establishing a sales office in China and adding six new distributors in the Asia Pacific region.

“Our paid parts business remained our fastest growing business during the third quarter, generating record revenue, which was driven by the success of our online part ordering service, www.RedEyeRPM.com combined with the positive impact of rapid manufacturing orders for end-use parts.

“We are currently finalizing our operating plan for 2007, which includes a strategy to address the impact of discontinuing the distribution of Eden products in 2007. The transition within our high-end system business is progressing smoothly, as we are preparing for a more focused commitment to our proprietary technologies next year.

“Looking forward, we believe we are positioned for a strong finish in 2006, with current financial projections that are in line with, or better than the guidance we provided at the end of last year. In addition, we are optimistic for strong profit growth next year, as we work to sustain the growing components of our business, while developing the incremental opportunities available from our core technologies,” Crump concluded.

Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2006:

•	Revised revenue guidance of $100 million to $103 million; versus previous guidance of $98 million to $100 million.

•	Reaffirm non-GAAP earnings guidance of $1.15 to $1.25 per share, which excludes the impact of stock-based compensation required under SFAS 123R.

•	Reaffirm GAAP earnings guidance of $1.05 to $1.15 per share.

The reconciliation between non-GAAP and GAAP financial projections is provided in a table at the end of this press release.

The company will hold a conference call to discuss third quarter financial results on October 31, 2006 at 8:30 a.m. EST. To access the call, dial 877-407-0782 (or 201-689-8567 internationally). A recording of the call will be available for two weeks. To access the recording, dial 877-660-6853 (or 201-612-7415 internationally) and enter account 286 and conference I.D. 216124.

A live webcast will be available through the Investors section of the Stratasys Web site (www.stratasys.com). A replay of the webcast will be made available on the Stratasys Web site for 90 days.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers; and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2006, Stratasys supplied 34 percent of all systems installed worldwide in 2005, making it the unit market leader, for the fourth consecutive year. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models directly from any 3D CAD program using ABS plastic, polycarbonate, and PPSF. The company holds 175 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for rapid manufacturing and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service claim is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension(TM) line, Prodigy Plus, FDM Maxum(TM), FDM Vantage(TM), and Titan(TM) product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as PC-ABS and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively manage the transition period following the discontinuation of the Objet distribution agreement; our ability to effectively and profitably market and distribute the Arcam product line; the success of our recent R&D initiative to expand the rapid manufacturing capabilities of our core FDM technology; the success of our RedEyeRPM(TM) and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2005 and 10-Q filed throughout 2006.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, certain non-GAAP financial results and guidance have been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales
Product	$19,781,371	$15,524,258	$59,002,516	$47,251,970
Services	5,367,792	4,157,221	15,069,027	12,077,273

	25,149,163	19,681,479	74,071,543	59,329,243

Cost of goods sold
Product	10,437,855	7,486,431	30,026,783	21,251,235
Services	1,641,997	1,362,673	4,579,064	3,682,178

	12,079,852	8,849,104	34,605,847	24,933,413

Gross profit	13,069,311	10,832,375	39,465,696	34,395,830

Costs and expenses
Research and development	1,575,083	1,516,253	4,866,604	4,589,981
Selling, general and administrative	7,953,944	6,344,170	24,101,807	19,791,084

	9,529,027	7,860,423	28,968,411	24,381,065

Operating income	3,540,284	2,971,952	10,497,285	10,014,765

Other income (expense)
Interest income	434,813	416,339	1,183,996	1,231,921
Other	(85,098)	(93,718)	(266,688)	(405,171)

	349,715	322,621	917,308	826,750

Income before income taxes	3,889,999	3,294,573	11,414,593	10,841,515
Income taxes	1,330,379	1,128,391	3,903,792	3,388,219

Net income	$2,559,620	$2,166,182	$7,510,801	$7,453,296

Earnings per common share
Basic	$0.25	$0.21	$0.74	$0.71

Diluted	$0.25	$0.20	$0.73	$0.69

Weighted average number of common shares outstanding
Basic	10,106,852	10,467,160	10,130,720	10,496,470

Diluted	10,286,542	10,785,292	10,351,903	10,837,344

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005

	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,095,327	$10,105,199
Short-term investments	19,000,000	20,000,000
Accounts receivable, less allowance for returns and doubtful accounts of $1,104,671 in 2006 and $1,584,149 in 2005	23,308,453	20,019,177
Inventories	13,475,266	10,887,198
Net investment in sales-type leases	2,634,181	2,036,386
Prepaid expenses	1,516,478	2,289,173
Deferred income taxes	597,000	597,000

Total current assets	69,626,705	65,934,133

Property and equipment, net	19,222,607	17,294,575

Other assets
Intangible assets, net	4,757,844	4,380,193
Net investment in sales-type leases	3,102,071	3,143,157
Deferred income taxes	392,000	392,000
Long-term investments	11,031,269	11,297,550
Other	2,325,653	2,237,985

	21,608,837	21,450,885

	$110,458,149	$104,679,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$8,697,101	$9,545,265
Unearned maintenance revenue	8,998,106	8,865,253

Total current liabilities	17,695,207	18,410,518

Commitments
Stockholders’ equity
Common stock, $.01 par value, authorized 15,000,000 shares, issued and outstanding 12,360,221 shares in 2006 and 12,287,205 shares in 2005	123,602	122,872
Capital in excess of par value	74,476,441	72,465,952
Retained earnings	38,306,746	30,795,945
Accumulated other comprehensive loss	(241,472)	(324,599)
Less cost of treasury stock, 2,300,029 and 2,171,529 shares in 2006 and 2005, respectively	(19,902,375)	(16,791,095)

Total stockholders’ equity	92,762,942	86,269,075

	$110,458,149	$104,679,593

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended September 30,

	2006 As Reported	Non-GAAP Adjustments (1)	2006 Non-GAAP

	(unaudited)		(unaudited)
Selling, general and administrative	$3,890,000	$(284,282)	$3,605,718

Total operating expenses	9,529,027	(284,282)	9,244,745
Operating income	3,540,284	284,282	3,824,566

Income before income taxes	3,890,000	284,282	4,174,282
Income taxes	1,330,379	57,570	1,387,949
Net income	$2,559,621	$226,712	$2,786,333
Earnings per common share
Basic	$0.25	$0.02	$0.28

Diluted	$0.25	$0.02	$0.27

Weighted average number of common shares outstanding
Basic	10,106,852		10,106,852

Diluted	10,286,542		10,286,542

	Nine Months Ended September 30,

	2006 As Reported	Non-GAAP Adjustments (1)	2006 Non-GAAP

	(unaudited)		(unaudited)
Selling, general and administrative	$11,414,599	$(981,274)	$10,433,325

Total operating expenses	28,968,411	(981,274)	27,987,137
Operating income	10,497,285	981,274	11,478,559

Income before income taxes	11,414,599	981,274	12,395,873
Income taxes	3,903,792	217,835	4,121,627
Net income	$7,510,807	$763,439	$8,274,246
Earnings per common share
Basic	$0.74	$0.08	$0.82

Diluted	$0.73	$0.07	$0.80

Weighted average number of common shares outstanding
Basic	10,130,720		10,130,720

Diluted	10,351,903		10,351,903

           (1) These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006. Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.

FISCAL YEAR 2006
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range

U.S. GAAP measure	$1.05 to $1.15
Adjustments to exclude the effects of expenses related to stock-based compensation under SFAS 123R	$0.10
Non-GAAP estimates	$1.15 to $1.25

Contact:
Stratasys, Inc.
Shane Glenn, Director of Investor Relations, 952-294-3416
sglenn@stratasys.com